UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 4, 2019

                   PATRIOT TRANSPORTATION HOLDING, INC.
          (Exact name of registrant as specified in its charter)

	       FLORIDA		 001-36605	    47-2482414
	   ----------------	-----------	-------------------
	   (State or other	(Commission	(I.R.S. Employer
	   jurisdiction         File Number)	Identification No.)
	   of incorporation

200 W. Forsyth Street, 7th Floor
Jacksonville, Florida					  32202
---------------------------------------------		----------
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (904) 858-9100

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       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange
    Title of each class      Trading Symbol(s)      on which registered
   ---------------------   ---------------------   ---------------------
       Common Stock                PATI                   NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s. 240.12b-2 of this chapter).
                                                Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

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                         CURRENT REPORT ON FORM 8-K

                    PATRIOT TRANSPORTATION HOLDING, INC.

                              December 4, 2019


ITEM 7.01. REGULATION FD DISCLOSURE

	On December 4, 2019, Patriot Transportation Holding, Inc.
(the "Company") announced that its Board of Directors has declared a special cash dividend of $3.00 per share, or approximately $10 million in the aggregate, on the Company's outstanding common stock. This one-time, special dividend is payable on January 30, 2020, to shareholders of record at the close of business on January 15, 2020. The Board of Directors also declared a quarterly dividend of $0.15 per share, payable on January 30, 2020, to shareholders of record on January 15, 2020. While the Company currently intends to continue the quarterly dividend, the Company cannot guarantee future dividends.


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                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


				PATRIOT TRANSPORTATION HOLDING, INC.


Date:  December 4, 2019         By:  /s/ Matthew C. McNulty
      				-------------------------------------------
				Matthew C. McNulty
				Chief Financial Officer


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